Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com

FOR IMMEDIATE RELEASE: April 25, 2024
Capital One Reports First Quarter 2024 Net Income of $1.3 billion, or $3.13 per share
Net of adjusting items, First Quarter 2024 Net Income of $3.21 per share(1)
McLean, Va. (April 25, 2024) – Capital One Financial Corporation (NYSE: COF) today announced net income for the first quarter of 2024 of $1.3 billion, or $3.13 per diluted common share, compared with net income of $706 million, or $1.67 per diluted common share in the fourth quarter of 2023, and with net income of $960 million, or $2.31 per diluted common share in the first quarter of 2023. Adjusted net income(1) for the first quarter of 2024 was $3.21 per diluted common share.
“First quarter results continue to show top-line growth, stabilizing consumer credit, and balance sheet strength,” said Richard Fairbank, Founder, Chairman, and Chief Executive Officer “And in the quarter, we announced our definitive agreement to acquire Discover. The acquisition of Discover is a singular opportunity that creates a consumer banking and global payments platform with the capabilities, technology, brands, and customer franchise to create significant value for merchants, consumers, small businesses and shareholders."
The quarter included the following adjusting item:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
FDIC special assessment	$42	$0.08
All comparisons below are for the first quarter of 2024 compared with the fourth quarter of 2023 unless otherwise noted.
First Quarter 2024 Income Statement Summary:
•Total net revenue decreased 1 percent to $9.4 billion.
•Total non-interest expense decreased 10 percent to $5.1 billion:
◦19 percent decrease in marketing.
◦8 percent decrease in operating expenses.
•Pre-provision earnings(2) increased 13 percent to $4.3 billion.
•Provision for credit losses decreased $174 million to $2.7 billion:
•Net charge-offs of $2.6 billion.

Capital One First Quarter 2024 Earnings

•$91 million loan reserve build.
(1)Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures
(2)Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period. Management believes that this financial metric is useful in enabling investors and others to assess the Company’s ability to generate income to cover credit losses through a credit cycle, which can vary significantly between periods.

Capital One First Quarter 2024 Earnings

•Net interest margin of 6.69 percent, a decrease of 4 basis points.
•Efficiency ratio of 54.64 percent.
◦Adjusted efficiency ratio(1) of 54.19 percent.
•Operating efficiency ratio of 43.89 percent.
◦Adjusted operating efficiency ratio(1) of 43.45 percent.
First Quarter 2024 Balance Sheet Summary:
•Common equity Tier 1 capital ratio(3) under Basel III Standardized Approach of 13.1 percent at March 31, 2024.
•Period-end loans held for investment in the quarter decreased $5.3 billion, or 2 percent, to $315.2 billion.
◦Credit Card period-end loans decreased $4.0 billion, or 3 percent, to $150.6 billion.
•Domestic Card period-end loans decreased $3.8 billion, or 3 percent, to $143.9 billion.
◦Consumer Banking period-end loans decreased $338 million, or less than 1 percent, to $75.1 billion.
•Auto period-end loans decreased $274 million, or less than 1 percent, to $73.8 billion.
◦Commercial Banking period-end loans decreased $1.0 billion, or 1 percent, to $89.5 billion.
•Average loans held for investment in the quarter decreased $1.3 billion, or less than 1 percent, to $314.6 billion.
◦Credit Card average loans increased $1.0 billion, or 1 percent, to $149.6 billion.
•Domestic Card average loans increased $775 million, or 1 percent, to $142.9 billion.
◦Consumer Banking average loans decreased $1.1 billion, or 2 percent, to $75.1 billion.
•Auto average loans decreased $1.1 billion, or 1 percent, to $73.8 billion.
◦Commercial Banking average loans decreased $1.1 billion, or 1 percent, to $89.9 billion.
•Period-end total deposits increased $2.6 billion, or 1 percent, to $351.0 billion, while average deposits increased $329 million, or less than 1 percent, to $345.7 billion.
•Interest-bearing deposits rate paid increased 6 basis points to 3.53 percent.

Capital One First Quarter 2024 Earnings

Earnings Conference Call Webcast Information
The company will hold an earnings conference call on April 25, 2024 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through May 9, 2024 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this earnings press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $351.0 billion in deposits and $481.7 billion in total assets as of March 31, 2024. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
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(1)    This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on From 8-K on April 25, 2024 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(2)    Pre-provision earnings is a non-GAAP metric calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on From 8-K on April 25, 2024 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(3)    Regulatory capital metrics as of March 31, 2024 are preliminary and therefore subject to change.